UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2025

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-40730	85-1873463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12915 Old Virginia Road Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 622-3448

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DFLI	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2025, Dragonfly Energy Holdings Corp. (the “Company”) received notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) that, based on the plan of compliance submitted by the Company, a Nasdaq Hearings Panel (the “Panel”) had granted the Company an exception until November 10, 2025 (the “Exception”) to regain compliance with (i) the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) and (ii) the requirement to maintain a minimum market value of listed securities (“MVLS”) of $35 million for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”), subject to the Company’s achievement of certain milestones, including the conversion by the holder of its remaining outstanding shares of preferred stock of the Company into shares of common stock of the Company by July 18, 2025 and the restructuring of a portion of the Company’s outstanding debt or conversion of such debt into shares of the Company’s common stock by mid-August 2025. In the event the Company fails to meet these and other milestones set forth in the compliance plan submitted to the Panel or otherwise regain compliance with the Bid Price Requirement and the MVLS Requirement or the alternative criteria by November 10, 2025, its securities will be delisted from Nasdaq. The Exception was granted following the Company’s hearing with the Panel on June 24, 2025.

As previously disclosed, on May 14, 2025, the Company received a notice from the Listing Qualifications Staff (the “Staff”) of Nasdaq indicating that, based upon the Company’s non-compliance with the Bid Price Requirement, the Staff had determined to delist the Company’s securities from Nasdaq, subject to the Company’s request for a hearing before the Panel. The Company timely requested a hearing before the Panel. In addition, on June 11, 2025, the Company received an additional staff determination letter indicating that, based upon the Company’s non-compliance with the MVLS Requirement, the Staff had determined such non-compliance served as an additional basis for delisting the Company’s securities from Nasdaq. Additionally, as of the date of this Current Report, the Company does not meet either of the alternative Nasdaq continued listing standards under the Nasdaq Listing Rules, stockholders’ equity of $2,500,000, or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.

The Notice has no immediate effect on the listing of the Company’s common stock or redeemable warrants, which will continue to trade on The Nasdaq Capital Market under the symbols “DFLI” and “DFLIW”, respectively, subject to the Company’s compliance with the other continued listing requirements of The Nasdaq Capital Market.

Although the Company intends to continue to take definitive steps and use its reasonable best efforts to achieve these milestones and achieve compliance with the Bid Price Requirement and the MVLS Requirement within the established dates or maintain compliance with the other Nasdaq listing requirements, there is significant risk that the Company may not be able to achieve these milestones or regain compliance with the Bid Price Requirement and the MVLS Requirement within the established dates or maintain compliance with the other Nasdaq listing requirements. In the event the Company is unable to do so, the Company’s securities will be delisted from Nasdaq.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

DRAGONFLY ENERGY HOLDINGS CORP.

Dated: July 7, 2025	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer, Interim Chief Financial Officer and President